UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

Voyager Learning Company
 (Exact name of registrant as specified in its charter)

DELAWARE	001-07680	36-3580106
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley View Lane, Suite 400, Dallas, TX	75234-8923
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 932-9500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As reported in our Quarterly Report on Form 10-Q for the period ended September 30, 2008, during the fourth quarter of 2008, the Company provided an opportunity for participants in its replacement benefit plan (“RBP”) and its defined benefit plan known as the supplemental retirement plan (“SRP”) to receive a discounted lump sum distribution to settle certain benefit and retirement obligations. The RBP includes a small number of terminated and retired executives and one current executive. The SRP covers certain terminated and retired former domestic employees. Prior to the distribution opportunity, both plans were frozen, with no participants entitled to make additional contributions or earn additional service years. On January 29, 2009 the Company paid cash out in the amount of $7.9 million related to these lump sum payments, thus decreasing the liability balances related to the RBP and SRP.

The information in this Current Report on Form 8-K, including Exhibits, is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be incorporated by reference into any of Voyager Learning Company’s filings with the SEC under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2009	VOYAGER LEARNING COMPANY

	By:	/s/ Todd W. Buchardt

	Name:	Todd W. Buchardt
	Title:	Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Number	Exhibit
None